UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2022

CELSIUS HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	000-55663	20-2745790
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2424 N. Federal Highway
Boca Raton, Florida		33431
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 561 276-2239

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	CELH	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

When used in this Current Report on Form 8-K, unless otherwise indicated, the terms “the Company,” “Celsius,” “we,” “us” and “our” refer to Celsius Holdings, Inc. and its subsidiaries.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) On April 18, 2022, Celsius issued a press release announcing that (i) Edwin Negron-Carballo has decided to retire from the Company; (ii) Jarrod Langhans has joined Celsius as Chief Financial Officer, effective April 18, 2022; and (iii) Mr. Negron-Carballo will continue to serve Celsius in an executive capacity to ensure a smooth transition until he begins his retirement on January 31, 2023.

A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

(b) The following is Jarrod Langhans’ biographical information:

From June 2020 until joining Celsius, Mr. Langhans, 41, served as Chief Financial Officer of the European and Israel operating segments of Primo Water Corporation. From July 2012 through May 2020, he has held various executive positions within Primo Water Corporation across the accounting, finance and investor relations areas. Mr. Langhans’ prior experience also includes working for major accounting firms such as CBIZ Mayer Hoffman McCann (MHM) and Cherry Bekaert. He is a Certified Public Accountant in Florida and has an extensive and diversified financial and leadership background across areas such as financial reporting including SEC, GAAP and IFRS, financial planning and analysis (FPA), mergers and acquisitions (M&A), investor relations (IR), debt and equity issuances, as well as strategic and business analysis and transformation. Mr. Langhans has a Master’s Degree in Accounting from the University of Florida.

(c) Effective April 18, 2022, the Company entered into an employment agreement with Jarrod Langhans (the “Langhans Employment Agreement”), to serve as our Chief Financial Officer. The initial term of the Langhans Employment Agreement is from April 18, 2022 through December 31, 2024. The Langhans Employment Agreement provides for a base annual salary of $350,000 and eligibility for performance-based incentive bonuses, pursuant to such criteria as may be established by our Human Resource and Compensation Committee. Mr. Langhans is also granted (a) $200,000 worth of Restricted Stock Units (“RSUs”) under our 2015 Amended Incentive Stock Plan valued as of the date of grant which vest immediately but are subject to a one year lock-up, during which period they are subject to “claw back” in the event Mr. Langhans is terminated for “cause” or resigns and (b) a second grant of $800,000 worth of RSUs valued as of the date of grant which vest in four equal annual installments commencing one year from the grant date, subject to, among other matters, continued employment.. The Langhans Employment Agreement provides for severance payments equal to (i) the annual base salary and a pro rata performance bonus for the number of months remaining in the term (up to a maximum of 6 months) in the event of termination upon death; (ii) twelve months’ salary in the event of termination other than for “cause” (as defined therein); and (iii) a “golden parachute” payment in an amount equal to twice the total compensation (including performance bonus, if any) for the two prior calendar years in the event of termination without “cause” following a “change in control” (as defined therein). The Langhans Employment Agreement also contains customary confidentiality and non-competition provisions.

The above description of the Langhans Employment Agreement is qualified in its entirety by reference to the copy filed as Exhibit 10.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description

10.1 Employment Agreement between Celsius and Jarrod Langhans, effective April 18, 2022

99.1 Press Release dated April 18, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CELSIUS HOLDINGS, INC.

Date:	April 18, 2022	By:	/s/ John Fieldly
John Fieldly, Chief Executive Officer